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                                                                    EXHIBIT 23.2
                                                                    ------------
     KPMG PEAT MARWICK LLP (logo appears here)


     600 Fleet Center
     50 Kennedy Plaza
     Providence, RI 02903-9605




                             ACCOUNTANTS' CONSENT




The Board of Directors
Cyberian Outpost, Inc. and Subsidiary:

We consent to incorporation by reference in the registration statement on Form S-8 of Cyberian Outpost, Inc. and Subsidiary of our report dated April 24, 1998, except for note 10(d), which is as of July 8, 1998, relating to the consolidated balance sheets of Cyberian Outpost, Inc. and Subsidiary as of February 28, 1997 and 1998, and the related consolidated statements of operations, redeemable preferred stock and stockholders' deficit, and cash flows for the period from March 6, 1995 (date of inception) through February 29, 1996, and for the years ended February 28, 1997 and 1998, and related schedule, which report appears in the Registration Statement on Form S-1 of Cyberian Outpost, Inc. and Subsidiary.

                                   /s/ KPMG Peat Marwick LLP



Providence, Rhode Island
September 23, 1998